SCHEDULE 14A INFORMATION

           Proxy Statement Pursuant to Section 14(a) of the Securities

                      Exchange Act of 1934 (Amendment No. )



Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

     [_] Preliminary Proxy Statement

     [_] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

     [X] Definitive Proxy Statement

     [_] Definitive Additional Materials

     [_] Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12



                              GROVE PROPERTY TRUST
                              --------------------
                (Name of Registrant as Specified In Its Charter)


                    -----------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X] No fee required.

[_] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

          (1) Title of each class of securities to which transaction applies:

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          (2) Aggregate number of securities to which transaction applies:

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          (3) Per unit price or other underlying  value of transaction  computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

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          (4) Proposed maximum aggregate value of transaction:

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          (5) Total fee paid:

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     [_] Fee paid previously with preliminary materials.

     [_] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

          (1) Amount Previously Paid:

          ----------------------------------------------

          (2) Form, Schedule or Registration Statement No.:

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          (3) Filing Party:

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          (4) Date Filed:

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


                              GROVE PROPERTY TRUST

                    Notice of Annual Meeting of Shareholders

                            To be Held June 16, 2000

To our Shareholders:

     The Annual Meeting of Shareholders of Grove Property Trust, a Maryland real estate investment trust (the "Company"), will be held at The Hartford Club, 46 Prospect Street, Hartford, Connecticut, on Friday, June 16, 2000, at 11:00 A.M., local time, for the purpose of acting upon the following matters, as well as such other business as may properly come before the Annual Meeting or any adjournment thereof:

     1. The election of three Trust Managers, each to serve until the annual meeting of the Company's Shareholders to be held in 2003;

     2. The ratification of the appointment of Ernst & Young LLP as the Company's independent public accountants for the year ending December 31, 2000; and

     3. The consideration of any other business which may properly come before the Annual Meeting.

     Only shareholders of record on the books of the Company at the close of business on April 26, 2000 will be entitled to vote at the Annual Meeting or any adjournment thereof.

     In order that your shares may be represented at the Annual Meeting, please complete, date and sign the enclosed proxy card and return it promptly in the enclosed envelope. If you attend the Annual Meeting, you may vote in person even though you have previously sent in your proxy card.

     A copy of the Company's Annual Report for 1999 is enclosed.

                                  By order of the Board of Trust Managers,

                                     Joseph R. LaBrosse
                                     Chief Financial Officer,
                                     Secretary and
                                     Treasurer

Hartford, Connecticut
April 28, 2000

                             YOUR VOTE IS IMPORTANT

                  PLEASE COMPLETE, DATE AND SIGN YOUR PROXY AND
                  PROMPTLY RETURN IT IN THE ENCLOSED ENVELOPE.

                              GROVE PROPERTY TRUST
                                598 Asylum Avenue
                           Hartford, Connecticut 06105

                                 PROXY STATEMENT

                         Annual Meeting of Shareholders
                              Friday, June 16, 2000

                                  INTRODUCTION

     This Proxy Statement is furnished in connection with the solicitation by the Board of Trust Managers (the "Board") of Grove Property Trust, a Maryland real estate investment trust ("Grove" or the "Company"), of proxies from the holders (the "Shareholders") of the Company's issued and outstanding common shares of beneficial interest, $0.01 par value per share (the "Common Shares"), in connection with the Annual Meeting of Shareholders to be held on Friday, June 16, 2000, at The Hartford Club, 46 Prospect Street, Hartford, Connecticut 06103, at 11:00 A.M., local time, and at any adjournment(s) or postponement(s) of such meeting (the "Annual Meeting"), for the purposes set forth in the accompanying Notice of Annual Meeting of Shareholders.

     This Proxy Statement and enclosed Proxy Card are first being mailed to the Shareholders on or about May 5, 2000.

     At the Annual Meeting, the Shareholders will consider and vote upon proposals (the "Proposals") set forth in the accompanying Notice of Annual Meeting.

     Only the holders of the Common Shares at the close of business on April 26, 2000 (the "Record Date"), are entitled to vote at the Annual Meeting. Each Common Share is entitled to one vote on all matters. As of the Record Date, 8,246,975 Common Shares were outstanding.

     A majority of all votes entitled to be cast at the Annual Meeting shall constitute a quorum for the transaction of business at the Annual Meeting. A plurality of all votes cast at the Annual Meeting is sufficient to elect a Trust Manager (Proposal 1). The affirmative vote of a majority of the Common Shares voted is required to ratify the appointment of Ernst & Young LLP as the Company's independent public accountants (Proposal 2). Abstentions and broker non-votes will not be counted as votes cast and will have no effect on the result of the vote on Proposals 1 and 2 although they will be included in determining whether a quorum is present.

     The Common Shares represented by all properly executed proxies will be voted at the Annual Meeting as indicated or, if no instruction is given, in favor of each of the Proposals. Since the Company received no notice of any other proposal to be presented at the Annual Meeting by April 19, 2000, if any other business properly comes before the Annual Meeting, all properly executed proxies will be voted by the persons named therein in accordance with their best judgment. Grove does not know of any business other than the Proposals which may come before the Annual Meeting.

     Any person giving a proxy has the right to revoke it at any time before it is exercised (a) by filing with the Secretary of the Company a duly signed revocation or a proxy bearing a later date or (b) by electing to vote in person at the Annual Meeting. A notice of revocation need not be on any specific form.

     The By-laws of the Company provide that any shareholder who nominates anyone for election to the Board or proposes any business to be considered at an annual meeting must give written notice thereof to the Secretary of the Company at the Company's principal executive office not less than 60 nor more than 90 days prior to the date corresponding to the date on which the preceding year's annual meeting was held. The shareholder must be a shareholder of record at the time of giving the notice and be entitled to vote at the relevant annual meeting. The notice must contain, in the case of nominations to the Board, information about the nominee required to be included in a proxy statement prepared in accordance with the rules of the Securities and Exchange Commission and the nominee's written consent to serve if elected and, in the case of other business proposed for the annual meeting, a brief description of the business and the reason(s) therefor. In addition, certain information about the shareholder giving the notice must be included.

                                   PROPOSAL 1

                           ELECTION OF TRUST MANAGERS

     The number of Trust Managers comprising the Board is currently nine, divided into three classes. Each class is elected to serve a three-year term, and classes are elected on a staggered basis. The three Trust Managers who are nominated for election by the Shareholders at the Annual Meeting are Harold V. Gorman, J. Timothy Morris and Damon D. Navarro. Three Trust Managers, Keith W. Munsell, Edmund F. Navarro, and James F. Twaddell, have been elected to hold office until the Annual Meeting of Shareholders to be held in 2001 and three Trust Managers, J. Joseph Garrahy, Joseph R. LaBrosse and Gerald A. McNamara, have been elected to hold office until the Annual Meeting of Shareholders to be held in 2002.

     The affirmative vote of the holders of a plurality of the Common Shares voted at the Annual Meeting in person or by proxy is required for the election of each nominee for Trust Manager. Unless otherwise specified therein, any proxy received will be voted FOR the election of the listed nominees.

     The nominees for Trust Manager and the continuing Trust Managers, their present principal occupation or employment as of April 15, 2000, and other positions held during the past five years are set forth below.

Nominees for election as Trust Managers to serve until the 2003 Annual Meeting:

     Harold V. Gorman, age 56, has been a Trust Manager of Grove since its formation in June 1994. Since January 1999, he has been Vice President and General Counsel of Allied Domecq, PLC . From 1995 to 1999, he served as Vice President and Regulatory Counsel of Heublein, Inc., Hartford, Connecticut. From 1993 to 1995, he served as Vice President/General Counsel to the Paddington
Corporation. Each of Allied Domecq, PLC, Heublein, Inc. and Paddington Corporation are engaged in spirits, wines and food services businesses.

     J. Timothy Morris, age 33, has been a Trust Manager of Grove since March 1999. Mr. Morris joined Morgan Stanley Dean Witter & Co. in 1988, and is currently a Principal for the Firm's real estate direct investment activities, where he is responsible for the Morgan Stanley Real Estate Special Situations Program. Mr. Morris was in charge of Morgan Stanley Dean Witter's Non-Japan Asia real estate activities, which included both agency and direct investment initiatives. He has spent the last eleven years working in New York and Hong Kong, where he has assisted several corporate financial clients gain access to the international debt and equity capital markets. He has executed principal investments on behalf of Morgan Stanley Dean Witter & Co.

     Damon D. Navarro, age 46, has been the Chairman of the Board, President and Chief Executive Officer of Grove since its formation in June 1994. Mr. Navarro co-founded the Company's predecessor in 1980 and is responsible for new business development and strategic planning.

--------------------------------------------------------------------------------

The Board recommends that you vote FOR the election of each of the above nominees for Trust Manager.

--------------------------------------------------------------------------------

Continuing Trust Managers serving until the 2001 Annual Meeting:

     Keith W. Munsell, age 52, has been a Trust Manager of Grove since November 1998. Mr. Munsell is a real estate professional with 22 years of experience in construction and management of residential and commercial property. He is the Chief Operating Officer and Executive Vice President of the McNeil Real Estate Group, Inc. of Dedham, Massachusetts. Mr. Munsell is also a faculty member of the School of Management at Boston University.

     Edmund F. Navarro, age 39, has been a Trust Manager of Grove since April 1997 and Chief Operating Officer of the Company since 1997. From its formation in 1994 to 1997, Mr. Navarro was Vice President-Property Management of Grove. Prior to the March 1997 acquisition by the Company of the property management and related liabilities of Grove Property Services Limited Partnership ("GPS") and of properties formerly controlled by affiliates of the Company's executive officers (collectively, the "Grove Companies"), Edmund Navarro was President of GPS since 1983. He is responsible for the management of the properties owned by Grove, marketing and supervision of construction projects and had similar responsibilities for the Grove Companies.

     James F. Twaddell, age 59, has been a Trust Manager of Grove since June 1994. He has been a member of the Investment Banking Group of Schneider Securities, Inc., Providence, Rhode Island, since 1995. From 1974 to 1995, Mr. Twaddell served as Chairman of Barclay Investments, Inc., a member firm of the National Association of Securities Dealers, Inc. ("NASD"). Mr. Twaddell also served as Chairman of the Regional Investment Bankers Association, a 125-member cooperative association of regional investment bankers and broker dealers conducting business throughout the United States, from 1993 to 1994. For the 1993 - 1995 term, he served on both the NASD District 11 Committee and the District Business Conduct Committee. He has served as Chairman of the Board of First Mutual Fund, a publicly traded mutual fund, since 1979.

Continuing Trust Managers serving until the 2002 Annual Meeting:

     J. Joseph Garrahy, age 69, has been a Trust Manager of Grove since its formation in June 1994. Mr. Garrahy has served as President of J. Joseph Garrahy & Associates, Inc., Providence, Rhode Island, a business consulting firm, since its formation in 1990. Mr. Garrahy began his career in public service in 1962 as a Rhode Island State Senator. In 1968, he was elected Lieutenant Governor of the State of Rhode Island, where he served four two-year terms. In 1976, Mr. Garrahy was elected Governor of the State, and was re-elected to that office in 1978, 1980 and 1982. He served as Chairman of the National Governors' Association's Subcommittee on Health Policy in 1977 and the National Governors' Association's Human Services Committee and as Chairman of the Coalition of Northeast
Governors' Committee on Transportation.Mr. Garrahy is a Director of the Providence and Worcester Railroad Company.

     Joseph R. LaBrosse, age 37, has been the Chief Financial Officer, Secretary and Treasurer as well as a Trust Manager of Grove since its formation in June 1994. Prior to March 1997, Mr. LaBrosse was Chief Financial Officer of the Grove Companies since 1988. Mr. LaBrosse is responsible for financing, loan portfolio management, financial reporting, tax planning, cash management, strategic budgeting and planning. Mr. LaBrosse is a licensed Certified Public Accountant and a member of the American Institute of Certified Public Accountants, the Connecticut Society of Certified Public Accountants and the Real Estate Finance Association.

     Gerald A. McNamara, age 60, has been the Executive Vice President - Marketing and Strategic Planning of the Company since 1997 and was Vice President - Marketing and Investor Relations of the Company from its formation in June 1994 to 1997. Mr. McNamara has been a principal of the Company and its predecessor since 1982 and a Trust Manager of the Company since November 1998. Mr. McNamara is responsible for public relations and strategic planning. Prior to joining the Company, Mr. McNamara was Senior Vice President of Heublein International responsible for its food and beverage operations overseas.

Executive Officers

     Each executive officer holds office at the pleasure of the Board, subject to the Employment Agreements described below. The executive officers of Grove (the "Executive Officers") and their positions and offices with Grove as of the date hereof are set forth below:

      Name              Age                Positions and Offices Held
      ----              ---                --------------------------
Damon D. Navarro         46    Chairman of the Board, President, and Chief
                               Executive Officer
Joseph R. LaBrosse       37    Chief Financial Officer, Secretary and Treasurer
Edmund F. Navarro        39    Chief Operating Officer
Munawar A. Cheema        34    Chief Investment Officer
Brian A. Navarro         45    Executive Vice President - Acquisitions
Gerald A. McNamara       60    Executive Vice president - Marketing and
                               Strategic Planning


     Information as to the recent business experience of Damon Navarro, Joseph LaBrosse, Edmund Navarro and Gerald McNamara is included above.

     Munawar A. Cheema, joined the Company in 1996 and serves as its Chief Investment Officer. His responsibilities include negotiating acquisition and disposition transactions and structuring financing for such transactions. Prior to joining the Company, Mr. Cheema was an Associate Vice President with Citicorp's commercial mortgage backed securities business.

     Brian A. Navarro, has been Executive Vice President - Acquisitions of the Company since 1997 and was Vice President - Acquisitions of the Company from its formation in June 1994 to 1997. Mr. Navarro is responsible for the acquisition and disposition of properties for the Company.

     Damon, Brian and Edmund Navarro are brothers. No family relationship exists among any of the other Trust Managers or Executive Officers of Grove. No arrangement or understanding exists between any Trust Manager or Executive Officer and any other person pursuant to which any Trust Manager or Executive Officer was elected as a Trust Manager or Executive Officer. Subject to the provisions of their respective Employment Agreements, Executive Officers of the Company are elected by and serve at the discretion of the Board.

Indebtedness of Management

     Beginning in November 1998, the Company extended credit to Mr. Cheema in order to facilitate certain purchases of Common Shares by Mr. Cheema. The loan to Mr. Cheema bears interest at LIBOR plus 2.0% and is evidenced by a promissory note, dated as of November 30, 1998, pursuant to which any dividends paid on the Common Shares purchased by Mr. Cheema will be applied to the payment of interest on such promissory note. As of March 31, 2000, the aggregate principal balance outstanding under such loan to Mr. Cheema was $145,721, a reduction from the highest aggregate principal balance outstanding since January 1, 1999 of $250,514.

     A credit facility (the "Facility") has been established with Sovereign Bank, successor to BankBoston ("Sovereign Bank"), pursuant to which Sovereign
Bank) has made unsecured loans to each of the Executive Officers (other than Munawar Cheema). No additional amounts can be borrowed under the Facility. The Company has guaranteed the obligations of the Executive Officers (other than Munawar Cheema) under the Facility and all loan proceeds were used to purchase Common Shares. As of March 31,

2000,  the  following   Executive  Officers  had  aggregate  principal  balances
outstanding under the Facility as follows: Damon Navarro $1,551,054 , Edmund Navarro $1,562,932, Brian Navarro $1,439,061, Joseph LaBrosse $770,385, and Gerald McNamara $283,792.

Security Ownership of Trust Managers and Executive Officers

     The following table sets forth information as of the Record Date regarding the beneficial ownership of Common Shares by each Trust Manager and each Executive Officer of Grove named in the Summary Compensation Table below (the "Named Executive Officers"), and by all Trust Managers and Named Executive Officers as a group. Each person named in the table has the sole voting and investment power with respect to all shares shown as beneficially owned by such person, except as otherwise set forth in the notes to the table.


                                                Number of        Percentage of
Name and Address of                              Common             Common
Beneficial Owner(1)                              Shares             Shares
----------------                                 ------             ------

Damon D. Navarro..............................   751,766 (2)          8.6%

Joseph R. LaBrosse............................   307,856 (3)          3.7%

Edmund F. Navarro.............................   685,894 (4)          7.9%

J. Timothy Morris ............................ 1,700,766 (5)         20.6%

James F. Twaddell.............................    45,773 (6)           *

Harold V. Gorman..............................    14,725 (7)           *

J. Joseph Garrahy.............................    17,224 (8)           *

Brian A. Navarro..............................   707,406 (9)          8.1%

Gerald A. McNamara............................   134,766 (10)         1.6%

Munawar A. Cheema.............................    98,863 (11)        1.2%

Keith W. Munsell..............................     5,000 (12)          *

Trust Managers and Named Executive Officers
as a Group (11 Persons)....................... 4,470,039 (13)        41.5%


------------
* Less than 1%

(1) Each person listed has a business address c/o the Company, 598 Asylum Avenue, Hartford, Connecticut 06105.

(2) Includes 331,337 Common Shares which might be acquired by Mr. Navarro upon redemption of an equal number of Common Units and 173,369 Common Shares which could be acquired within 60 days upon exercise of options.

(3) Includes 76,833 Common Shares which might be acquired by Mr. LaBrosse upon redemption of an equal number of Common Units and 109,294 Common Shares which could be acquired within 60 days upon exercise of options.

(4) Includes 280,357 Common Shares which might be acquired by Mr. Navarro upon redemption of an equal number of Common Units and 171,969 Common Shares which could be acquired within 60 days upon exercise of options.

(5) Represents the Common Shares which are owned by entities managed by Morgan Stanley or an affiliate of Morgan Stanley as to which Mr. Morris has shared voting and investment power.

(6) Includes 12,500 Common Shares which could be acquired by Mr. Twaddell within 60 days upon exercise of options.

(7) Common Shares which could be acquired by Mr. Gorman within 60 days upon exercise of options.

(8) Includes 14,862 Common Shares which could be acquired by Mr. Garrahy within 60 days upon exercise of options.

(9) Includes 323,784 Common Shares which might be acquired by Mr. Navarro upon redemption of an equal number of Common Units and 171,969 Common Shares which could be acquired within 60 days upon exercise of options.

(10) Includes 40,750 Common Shares which might be acquired by Mr. McNamara upon redemption of an equal number of Common Units and 54,344 Common Shares which could be acquired within 60 days upon exercise of options.

(11) Includes 41,667 Common Shares which could be acquired by Mr. Cheema within 60 days upon exercise of options.

(12) Common Shares which could be acquired by Mr. Munsell wihin 60 days upon exercise of options.

(13) Includes 1,053,062 Common Shares which might be acquired upon redemption of an equal number of Common Units and 777,199 Common Shares which could be acquired within 60 days upon exercise of options.

Security Ownership of Certain Beneficial Owners

     Set forth below is a table indicating those persons whom the management of the Company believes to be beneficial owners of more than 5% of the Common Shares. Except where otherwise indicated, the following information is based on reports filed with the Company and the Securities and Exchange Commission as of December 31, 1999.

                                            Common Shares
     Name and Business Address               Beneficially            Percent of
        Of Beneficial Owner                     Owned              Common Shares
--------------------------------------------------------------------------------

  Morgan Stanley Group, Inc.                  1,700,766 (1)               20.0%
  1221 Avenue of the Americas
  22nd Floor
  New York, NY 10020

  Oregon Public Employees' Retirement Fund
  and LaSalle Investment Management
  (Securities) L.P.                           1,012,729 (2)               10.1%
  100 East Pratt Street, 20th Floor
  Baltimore, MD 21202

  Wellington Management Company, LLP            801,400 (3)                8.0%
  75 State Street
  Boston, MA 02109

  Damon D. Navarro                              751,766 (4)                8.0%
  c/o Grove Property Trust
  598 Asylum Avenue
  Hartford, CT 06105

                                            Common Shares
     Name and Business Address               Beneficially            Percent of
        Of Beneficial Owner                     Owned              Common Shares
--------------------------------------------------------------------------------

  Brian D. Navarro                              707,406 (5)                7.5%
  c/o Grove Property Trust
  598 Asylum Avenue
  Hartford, CT 06105

  Edmund F. Navarro                             685,894 (6)                7.3%
  c/o Grove Property Trust
  598 Asylum Avenue
  Hartford, CT 06105

  Cliffwood Partners LLC                        426,000 (7)                5.2%
  11726 San Vicente Boulevard
  Suite 600
  Los Angeles, CA 90049

----------

(1) Morgan Stanley Group, Inc. has advised that with respect to such shares it has sole voting and dispositive power for all shares.

(2) LaSalle Investment Management (Securities) L.P. has advised that with respect to such shares it has (i) sole voting and dispositive power for 55,200 shares and (ii) shared voting and dispositive power for 957,529 shares. It can be inferred from LaSalle Investment Management (Securities) L.P.'s Schedule 13G filed with the Securities and Exchange Commission that LaSalle and the State of Oregon, Public Employees' Retirement Fund share voting and dispositive power for shares held by LaSalle for the account of the State of Oregon, Public Employees' Retirement fund which exceed five percent of such class of securities of the Company.

(3) Wellington Management Company, LLP has advised that with respect to such shares it has (i) sole voting and dispositive power for no shares, (ii) shared voting power for 513,200 shares and (iii) shared dispositive power for 801,400 shares.

(4) Common Shares beneficially owned as of April 15, 2000. Includes 323,784 Common Shares which might be acquired by Mr. Navarro upon redemption of an equal number of Common Units and 173,369 Common Shares which could be acquired within 60 days upon exercise of options.

(5) Common Shares beneficially owned as of April 15, 2000. Includes 323,784 Common Shares which might be acquired by Mr. Navarro upon redemption of an equal number of Common Units and 171,969 Common Shares which could be acquired within 60 days upon exercise of options.

(6) Common Shares beneficially owned as of April 15, 2000. Includes 280,357 Common Shares which might be acquired by Mr. Navarro upon redemption of an equal number of Common Units and 171,969 Common Shares which could be acquired within 60 days upon exercise of options.

(7) Cliffwood Partners LLC has advised that with respect to such shares it has sole voting and dispositive power for all shares.

Board Meetings

     The Board held four meetings during 1999. The Board also took action once during the year by consent action. Management also confers frequently with the Trust Managers on an informal basis to discuss Grove's affairs.

Board Committees

     The Board has established an Audit Committee, an Acquisition and Investment Committee and a Compensation Committee. The Board does not have a nominating committee or a committee performing the functions of a nominating committee; the entire Board performs the usual functions of such committee.

     Audit Committee. The Audit Committee makes recommendations concerning the engagement of independent public accountants, reviews with the independent public accountants the plans and results of audit engagements, approves professional services provided by the independent public accountants, reviews the independence of the independent public accountants, considers the range of audit and non-audit fees and reviews the adequacy of the Company's internal accounting controls. The current members of the Audit Committee are Messrs. Gorman, Twaddell and Munsell. The Audit Committee met twice during 1999.

     Acquisition and Investment Committee. The Acquisition and Investment Committee has the authority to acquire, dispose of and finance investments for the Company (including the direct or indirect purchase or sale by the Company of real estate properties or interests in real estate properties) and to execute contracts and agreements, including those related to the borrowing of money by the Company or the purchase or sale by the Company of direct or indirect interests in real properties, and generally to exercise all other powers of the Trust Managers except those which require action by all Trust Managers or the Independent Trust Managers under the Charter or Bylaws or under applicable law. The current members of the Acquisition and Investment Committee are Messrs. Garrahy and E. Navarro. The Acquisition and Investment Committee took action once during 1999 by consent action.

     Compensation Committee. The Compensation Committee has the authority to determine compensation for the Company's Executive Officers and to administer the 1994 Share Option Plan (the "1994 Plan") and the 1996 Share Incentive Plan (the "1996 Plan"). The Compensation Committee has the authority to grant share options in accordance with the 1994 Plan to the Trust Managers, Executive Officers, other key employees of the Company and consultants and to grant share options and share appreciation rights to the Trust Managers, Executive Officers, other key employees and consultants of the Company in accordance with the 1996 Plan. The current members of the Compensation Committee are Messrs. Garrahy and Gorman. The Compensation Committee took action four times during 1999 by consent action.

Compensation of Trust Managers

     Currently, the Company pays the non-employee Trust Managers a fee of $1,000 for attending each meeting of the Board. Trust Managers who are employees of the Company are not paid any trust manager fees. In addition, the Company reimburses the Trust Managers for travel expenses incurred in connection with their activities on behalf of the Company.

     The 1996 Plan provides that each Non-Employee Trust Manager (as defined in the 1996 Plan) who is first elected or appointed after the 1996 Annual Meeting of Shareholders receives an automatic initial grant of a nonqualified stock option to purchase 10,000 Common Shares. In addition, promptly following the date of each annual meeting of shareholders, each Non-Employee Trust Manager elected by the shareholders will receive an additional automatic grant of an option to purchase 5,000 Common Shares; provided, however, that no Non-Employee Trust Manager will receive more than one such automatic grant in any calendar year. The exercise price for options granted to Non-Employee Trust Managers under the 1996 Plan is 100% of the fair market value of the Common Shares on the date of grant. Each such option will expire ten years from the grant date (subject to earlier termination).

     Non-Employee Trust Managers who assist the Company in locating acquisitions which are consummated receive a finder's fee of 0.2% of the acquisition purchase price plus an additional 0.1% if they participate in the negotiations. No such fees were paid during 1999, and no such payments are contemplated in 2000.

Executive Compensation

     The following tables set forth information concerning compensation paid and share awards granted to the Company's Named Executive Officers for the years ended December 31, 1999, 1998 and 1997.

                           SUMMARY COMPENSATION TABLE


                                Annual Compensation                   Long Term Compensation
                      ---------------------------------------------  ------------------------
                                                   Bonus                     Awards
                                          -------------------------  ------------------------

        Name and                                                       Restricted
        Principal                                        Stock           Stock       Options/
        Position       Year    Salary     Regular     Purchase(1)      Awards(2)       SARs
        --------       ----    ------     -------     -----------      ---------       ----
    Damon D.           1999  $100,000      none        $2,230,218          none         none
    Navarro/Chief      1998   100,000      none          99,961        $143,922(3)      none
    Executive Officer  1997    34,839      none           none             none      177,133

    Joseph R.          1999  $100,000      none        $1,205,622          none         none
    LaBrosse/Chief     1998   100,000      none          52,102        $107,996(3)    50,000
    Financial Officer  1997    38,512      none           none             none      101,601

    Edmund F.          1999  $100,000      none        $2,230,277          none         none
    Navarro/Chief      1998   100,000      none          99,898        $143,992(3)      none
    Operating Officer  1997    34,839      none           none             none      177,133

    Brian A.           1999  $100,000      none        $1,761,256          none         none
    Navarro/           1998   100,000      none          76,436        $143,992(3)      none
    Executive  Vice    1997    35,331      none           none             none      177,133
    President

    Munawar A.         1999  $100,000   $20,000         $691,932           none         none
    Cheema/ Chief      1998    98,217    50,000          16,688         $29,992(3)    50,000
    Investment         1997       292      none           none             none       25,000
    Officer


-------------

     (1) The proceeds of these bonus amounts, after payment of applicable income taxes, were applied by the receipients to the repayment of loans incurred in connection with the acquisition by such receipients of Common Shares of the Company.

     (2) Dollar amount shown equals the number of shares of restricted stock granted multiplied by the stock price on the date of grant. This valuation does not take into account the any discount attributable to the restrictions applicable to the shares.

     (3)  The  shares  vest  over a period  of five  years  and are  subject  to forfeiture if the recipient's employment with the Company is terminated at any time in the four-year period following the date of grant, except if such termination is "without cause" or due to a "change in control" of the Company, as those terms are defined in the 1996 Plan.

             OPTIONS GRANTED DURING THE YEAR ENDED DECEMBER 31, 1999

     No options were granted during the year ended December 31, 1999.

                     AGGREGATED OPTION/SAR EXERCISES IN LAST
                       YEAR AND YEAR-END OPTION/SAR VALUES


                                                                                         Value of Unexercised
                             Shares                   Number of Securities Underlying  In-the-Money Options at
                          Acquired on      Value        Unexercised Options at FY-End   FY-End ($) Exercisable/
          Name              Exercise     Realized        Exercisable/Unexercisable          Unexercisable
          ----            -----------    --------     -------------------------------  ------------------------

Damon Navarro                  0             0                173,369/34,044                541,888/80,004
Joseph LaBrosse                0             0                109,294/50,534               315,153/135,004
Edmund Navarro                 0             0                171,969/34,044                536,527/80,004
Brian Navarro                  0             0                171,969/34,044                536,527/80,004
Munawar Cheema                 0             0                 41,667/33,333                114,167/94,583


Employment Agreements

     Grove has entered into an employment agreement with each Named Executive Officer (other than Munawar Cheema) (the "Employment Agreements"). The annual base salary for each Executive Officer who is a party to an Employment Agreement is $100,000.

     The Employment Agreements provide that the Executive Officers will devote a substantial part of their business time to the operations of Grove. The Employment Agreements establish the base salaries set forth above and provide for an initial three-year term for each of the Executive Officers. The term of each Employment Agreement is automatically extended for an additional year upon expiration of the initial term and any extension period unless either Grove or the Executive Officer provides the other with at least 120 days' prior written notice that such term will not be extended. If the Employment Agreements are terminated by Grove "without cause" or are terminated by the Executive Officer after a "change in control" or for "good reason" (as defined therein), such Executive Officer will be entitled to a lump sum payment equal to 200% of such Executive Officer's annual base salary plus an amount equal to the aggregate value of all bonuses, whether cash, stock, options, or otherwise, granted to such Executive Officer for the previous year.

     During 1998, in order to facilitate the acquisition of Common Shares by the Named Executive Officers, the Company approved a three-year bonus program which, subject to the financial and other results of the Company, would provide, on an after tax basis, all or a substantial portion of the amounts used by the Named Executive Officers in purchasing the Company's Common Shares. Under the terms of such three-year bonus program, in the event that any Named Executive Officer is terminated as a direct result of a Change in Control (as defined in the 1996
Plan), the bonuses payable to such named Executive Officer shall become payable in a lump sum as of the date of such Named Executive Officer's termination. Based on the Company's results, the Board and the Compensation Committee approved the payment of the balance of these bonuses not later than January 1, 2001.

Non-Competition Agreements

     Grove has entered into a non-competition agreement with each Named Executive Officer (other than Munawar Cheema) (the "Non-Competition Agreements"). The Non-Competition Agreement of each Named Executive Officer precludes him from directly or indirectly developing, redeveloping, acquiring, managing or operating multi-family or retail mixed-use properties, other than certain properties set forth in the Non-Competition Agreements, which compete with properties owned by Grove or with properties acquired by Grove in the future for so long as he is an Executive Officer, Trust Manager, significant Shareholder (5% or more of the outstanding Common Shares) or employee of, or consultant to, Grove, and for a period of twenty-four months after termination thereof other than in the event of termination of his employment by Grove without cause or by such Executive Officer in the event of a "change in control" or "for good reason" (as defined therein). Except for the Named Executive Officers (other than Munawar Cheema) and Gerald A. McNamara, no other Trust Manager had an interest in any of the Grove Companies and will not be bound by the Non-Competition Agreements.

                      REPORT OF THE COMPENSATION COMMITTEE

     The Company's executive compensation program is intended to attract, retain and reward experienced, highly motivated executives who contribute to the Company's growth. The Compensation Committee of the Board is currently composed of two Independent Trust Managers. The Compensation Committee is responsible for setting base salaries for the Named Executive Officers. For each of the Named Executive Officers other than Munawar Cheema, base salaries are currently fixed by the Employment Agreements between the Company and each of these Named Executive Officers, including the Chief Executive Officer. Mr. Cheema's base salary was fixed by the Chief Executive Officer prior to Mr. Cheema's becoming a Named Executive Officer in late 1998. Adjustments to Mr. Cheema's base salary were thereafter determined by the Compensation Committee. The Compensation Committee also determines awards under, and administers, the 1994 Plan and the 1996 Plan.

     During 1997, the Compensation Committee approved the salaries paid to the Named Executive Officers other than Mr. Cheema under Employment Agreements which became effective upon completion of the Company's reorganization of its operations in March 1997. Prior to March 1997, the Company did not pay cash compensation to the Named Executive Officers. The salaries of $50,000 per year then payable to Messrs. D. Navarro, LaBrosse, E. Navarro and B. Navarro reflected the Compensation Committee's evaluation of the expense which the Company could reasonably bear at that time and took into consideration the substantially expanded role of the Named Executive Officers following consummation of that reorganization.

     In connection with the completion of the Company's underwritten public offering in November 1997, the Compensation Committee approved amendments to the Employment Agreements with the Named Executive Officers (other than Mr. Cheema) increasing the base salary of each to $100,000 per year. The Compensation Committee believed that this adjustment was appropriate to reflect more accurately the contributions of the Named Executive Officers to the Company as the Company continued to grow. The Compensation Committee also concluded, based on a review of base salaries in the Company's industry, that increased base salaries for the Named Executive Officers (other than Mr. Cheema) would be necessary for the Company to remain competitive in attracting and retaining talented executives.

     The Compensation Committee also believes that the granting of stock options or sharer of restricted stock to the Named Executive Officers, including the Chief Executive Officer, or otherwise facilitating their increased ownership of Common Shares of the Company, benefits the Company's shareholders generally by tying a significant portion of an Executive Officer's long-term compensation and economic success to the market value of the Company's Common Shares and, therefore, to the interests of its shareholders. After consultation with independent compensation consultants, the Compensation Committee concluded that a significant increase in compensation for the Named Executive Officers for 1999 was appropriate, taking into account such factors as the success of the Company's acquisition program which resulted in more than doubling the assets of the Company between January 1, 1998 and December 31, 1998 and the financial performance of the Company for 1999.

     During 1998, the Compensation Committee (or the Compensation Committee together with the Board of Trust Managers) approved various transactions designed not only to provide compensation to the Named Executive Officers but also to increase their equity interest in the Company. These actions included the grant of restricted stock awards under the 1996 Plan, the grant of options under the 1996 Plan and the private sale of Common Shares to the Named Executive Officers. To facilitate the acquisition of Common Shares by the Named Executive Officers either directly from the Company or in open market purchases, the Compensation Committee approved a three-year bonus program which, subject to the financial and other results of the Company, would provide on an after-tax basis all or a substantial portion of the amounts used by the Named Executive Officers in purchasing the Company's Common Shares. The amounts used by the Named Executive Officers in acquiring shares were either borrowed by the Named Executive Officers from a bank with the borrowings guaranteed by the Company or borrowed from the Company. Based on the Company's results since this bonus program was authorized, the Board and the Compensation Committee approved the payment of the balance of these bonuses not later than January 1, 2001.

     The Compensation Committee intends to continue its review of the compensation of the Named Executive Officers and will make such modification in its approach to executive compensation as it determines to be appropriate in light of the Company's financial performance, changes in the size of the Company, the performance of its officers and executive compensation practices of its peer group.

                                         COMPENSATION COMMITTEE

                                         J. Joseph Garrahy
                                         Harold V. Gorman

                                PERFORMANCE GRAPH

     The line graph below sets forth the cumulative total shareholder return on the Common Shares as compared with the cumulative total return of the American Stock Exchange ("AMEX") Market Value Index and the NAREIT Equity REIT Index-Apartments, in each case (i) for the five years ended on December 31, 1999, and (ii) assuming that $100 was invested on December 31, 1994 and that all dividends were reinvested.


                              [PERFORMANCE GRAPH]

-----------------------------------------------------------------------------------------------------
                                        12/31/94     1995       1996       1997      1998       1999
                                        --------     ----       ----       ----      ----       ----
Grove Property Trust                      100.00   118.86     144.56     210.36    242.22     289.86
NAREIT Equity REIT Index - Apartments     100.00   112.26     144.75     167.96    153.22     169.66
AMEX Market Value Index                   100.00   126.42     135.50     157.86    158.87     202.22
-----------------------------------------------------------------------------------------------------



                                   PROPOSAL 2

          RATIFICATION OF APPOINTMENT OF INDEPENDENT PUBLIC ACCOUNTANTS

     The Board has appointed the firm of Ernst & Young LLP to audit the financial statements of the Company for the year ending December 31, 2000. Ernst & Young LLP served as the Company's independent public accountants for the year ended December 31, 1999. A proposal to ratify this appointment is being presented to the Shareholders at the Annual Meeting. A representative of Ernst & Young LLP is expected to be present at the meeting and available to respond to appropriate questions and, although that firm has indicated that no statement will be made, an opportunity for a statement will be provided.

--------------------------------------------------------------------------------

     The Board recommends that you vote FOR the proposed ratification of appointment of Ernst & Young LLP as independent public accountants for the Company for the year ending December 31, 2000.

--------------------------------------------------------------------------------

             SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934 requires that Grove's Executive Officers and Trust Managers, and persons who own more than ten percent of a registered class of Grove's equity securities, file reports of ownership and changes in ownership with the Securities and Exchange Commission. Trust Managers, Executive Officers and greater-than-ten-percent shareholders are required by regulation of the Securities and Exchange Commission to furnish Grove with copies of all Section 16(a) forms they file.

     Based solely on its review of the copies of such forms received by it, or written representations from certain reporting persons that no Forms 5 were required for those persons, Grove believes that all Section 16(a) filings required to be filed in respect of 1999 by its Executive Officers, Trust
Managers and greater-than-ten-percent beneficial owners were timely made. However, J. Joseph Garrahy failed to file a Form 4 with respect to one transaction in 1998.

                              SHAREHOLDER PROPOSALS

     Proposals of Shareholders intended to be present at the Annual Meeting of Shareholders to be held in 2001 must be received by the Secretary of Grove at Grove's principal executive office no later than January 8, 2001, for inclusion in Grove's proxy statement and form of proxy relating to that meeting.

                         FINANCIAL AND OTHER INFORMATION

     Grove's Annual Report for the year ended December 31, 1999, including financial statements, is being concurrently sent to the Shareholders. The Annual Report is not a part of the proxy solicitation materials.

                            EXPENSES OF SOLICITATION

     The cost of soliciting proxies will be borne by Grove. Brokers and nominees should forward soliciting materials to the beneficial owners of the Common Shares held of record by such persons, and Grove will reimburse them for their reasonable forwarding expenses. In addition to the use of the mails, proxies may be solicited by Trust Managers, Executive Officers and regular employees of Grove, who will not be specially compensated for such services, by means of personal calls upon, or telephonic or telegraphic communications with, Shareholders or their personal representatives. In addition, the Company has retained Corporate Investor Communications, Inc. to assist in the solicitation of proxies at a fee estimated to be $4,500.

                                  OTHER MATTERS

     The Board knows of no matters other than those described in this Proxy Statement which are likely to come before the Annual Meeting. Because the Company did not receive notice by April 19, 2000 of any matter proposed to be brought before the Annual meeting by any Shareholder, if any such matter properly comes before the Annual Meeting, the persons named in the accompanying form of Proxy intend to vote the proxies in accordance with their best judgment.

                                   DETACH HERE



                              GROVE PROPERTY TRUST

          PROXY    The  undersigned  hereby appoints Damon D. Navarro and Joseph
                   R. LaBrosse, and each of them, as proxies, with full power of substitution in each, to vote the shares of Grove Property Trust (the "Company") of the undersigned at the Annual Meeting of the Shareholders to be held on Friday, June 16, 2000 at 11:00 A.M. at The Hartford Club, 46 Prospect Street, Hartford, Connecticut 06103 and any adjournment thereof as specified on the reverse side.

-----------------                                               ----------------
SEE REVERSE SIDE  (CONTINUED AND TO BE SIGNED ON REVERSE SIDE)  SEE REVERSE SIDE
-----------------                                               ----------------

                                   DETACH HERE

  |X|     Please mark
          votes as in
          this
          example.

This proxy is solicited by the Board of Trust Managers and may be revoked prior to exercise. This proxy, when properly executed, will be voted as directed herein by the undersigned shareholder. In the absence of direction, this proxy will be voted FOR Items 1 and 2.


     1. Election of three Trust Managers, each to serve until the annual meeting of the Company's shareholders to be held in 2003.


          Nominees:    Harold V. Gorman,
                       Damon D. Navarro, and
                       J. Timothy Morris

                           FOR            WITHHELD
                       ALL NOMINEES      FROM ALL
                                          NOMINEES

                           |_|              |_|


          |_|
                  ------------------------------
                   For all nominees except as
                           noted above


                                     FOR    AGAINST   ABSTAIN
      2. The  ratification of the
      appointment   of   Ernst  &    |_|      |_|       |_|
      Young LLP as the  Company's
      independent   public
      accountants  for  the  year
      ending December 31, 2000.



     3. Other Business: In their discretion, the proxies are authorized to vote upon such other business as may properly be brought before the meeting. The Board of Trust Managers at present knows of no other formal business to be brought before the meeting.


              MARK HERE FOR                MARK HERE IF YOU
           ADDRESS CHANGE AND     |_|     PLAN TO ATTEND THE     |_|
              NOTE AT LEFT                      MEETING



Please sign exactly as name(s) appear(s) hereon. If shares are registered in the names of two or more persons, each should sign. Executors, administrators, trustees, guardians, attorneys-in-fact, general partners and other persons acting in a representative capacity, should add their title. When the proxy is given by a cooperation, it should be signed by an authorized officer.



   Signature                              Date       , 2000
            ------------------------------    -------


   Signature                              Date      , 2000
            ------------------------------    ------